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                                                                Exhibit 21.1

                            COLORADO MEDTECH, INC.

                    Subsidiaries of Colorado MEDtech, Inc.

1.  CMED Catheter and Disposables Technology, Inc., a Minnesota corporation.

2.  BioMed Y2K, Inc., a Colorado corporation